UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008

Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware		77-0154833
(State or other jurisdiction of Incorporation)		(IRS Employer Identification No.)
1501 Industrial Road San Carlos, California 94070
(Address of principal executive offices) (Zip Code)

(650) 802-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

On February 6, 2008, Natus Medical Incorporated (the "Company") adopted an integration and restructuring plan (together, the "Plan") that is designed to eliminate redundant costs resulting from prior acquisitions and to improve efficiencies in operations. Under the plan, the company will centralize the research and development activities supporting each of the Company’s three main product families.

In addition, the Company will eliminate redundancies in North American field sales and service personnel resulting from the acquisition of Xltek. Finally, the Company will eliminate certain production resources as it continues to outsource assemblies to contract manufacturers. In addition to the termination of employees in some facilities, the Plan provides for the hiring of new employees in others to staff up the required functions.

These actions will be phased in during the first nine months of 2008. The Company expects these actions to be essentially cost neutral in 2008, as savings will be offset by the personnel cost of existing employees during the transition, severance costs for those employees, and a temporary duplication of personnel costs caused by the hiring of new employees in the locations where functions will be consolidated.

The Plan will result in a net staff reduction of approximately 45 employees for which Natus will record approximately $800,000 of severance and other integration charges ratably during the transition period. The combined workforce of the Company is expected to be approximately 400 employees once the Plan is completed.

To the extent severance and integration costs relate to the Xltek business and meet certain criteria, an amount will be recorded on the opening balance sheet in purchase accounting in accordance with Emerging Issues Task Force ("EITF") Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Consequently, to the extent severance and integration costs of Xltek meet the criteria of EITF 95-03 they will not impact earnings.

A copy of the press release announcing the Plan is attached as Exhibit 99.1 hereto.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding the cost of the Plan, revenue and profitability of the Company in 2008 and the reduction in annual operating costs in 2009. These statements relate to future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that the future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors, including the effects of competition, challenges incurred in integrating acquired companies, the demand for products and services, the ability to expand sales in international markets, the ability to maintain current sales levels in a mature domestic market, the ability to control costs, and risks associate with bringing new products to market. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2006, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 11, 2008 announcing the integration and restructuring plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Date:	February 11, 2008	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer